Exhibit 10.5
Notice of Grant of Restricted Stock Units and Award Agreement

[[FIRSTNAME]] [[LASTNAME]] [[RESADDR1]] [[RESCITY]], [[RESSTATEORPROV]] [[RESPOSTALCODE]]	Grant Number: [[GRANTNUMBER]] Plan: 2006 Participant ID: [[PARTICIPANTID]]

Effective [[DATEOFGRANT]], you have been granted an award of [[SHARESGRANTED]] restricted stock units. These units are restricted until the vest date(s) shown below, at which time you will receive shares of Globalstar Inc (the Company) common stock.

The award will vest in increments on the date(s) shown:

[[ALLVESTSEGS]]

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company's 2006 Equity Incentive Plan, as amended to the Date of Grant and the Restricted Stock Units Agreement, all of which can be found in the document section in your employee stock plan on Siebert.

Globalstar Inc.	[[DATEOFGRANT]]

[[SIGNATURE]]

[[FIRSTNAME]]
[[LASTNAME]]

[[SIGNATURE_DATE]]

Globalstar Inc ID: 41-2116508 1351 Holiday Square Blvd Covington, La USA

GLOBALSTAR, INC.
RESTRICTED STOCK UNITS AGREEMENT

Globalstar, Inc. has granted to the Participant named in the Globalstar. Inc. Notice of Grant of Restricted Stock Units (the "Grant Notice") of which this Restricted Stock Units Agreement (the "Agreement") is made part an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to the Third Amended and Restated Globalstar, Inc. 2006 Equity Incentive Plan (the "Plan"), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan, prospectus related to the securities issuable under the Plan that have been registered under the Securities Act of 1933 (the "Plan Prospectus"), and the supplement to the Plan Prospectus for the Participant’s country of residence (the "Information Statement"), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.DEFINITIONS AND CONSTRUCTION.

1.1Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a) "Date of Grant" has the meaning provided in the Grant Notice.

(b) "Dividend Equivalent Units" mean additional Restricted Stock Units credited pursuant to Section 3.3.

(c)"Employer" means the Participating Company that employs the Participant.

(d) "Units" mean the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Sections 3.3 and 7.

(e) "Vested Units" means Units that were issued under this Agreement that have vested under Section 4.

1.2Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise. Unless otherwise specified herein, references to Section numbers shall relate to Sections of this Agreement.

2.ADMINISTRATION.

All questions of interpretation concerning the Grant Notice and this Agreement shall be determined by the Committee. All determinations by the Committee shall be final and binding upon all persons having an interest in the Award. Any Officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.THE AWARD.

3.1Grant of Restricted Stock Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement and the Plan, the number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 3.3 and Section 7. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

3.2No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax and social insurance contributions withholding, if any, as provided in Section 6) as a condition to receiving the Units or shares of Stock issued in settlement of the Units. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

3.3Dividend Equivalent Units. As of the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of Restricted Stock Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to the Company Reacquisition Right (as defined below) as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Restricted Stock Units originally subject to the Award with respect to which they have been credited.

3.4Compliance with Laws; Repatriation. The grant of Units hereunder and the issuance of the shares of Stock in settlement of the Units shall be subject to compliance with all applicable requirements of U.S. federal, provincial, state or foreign law with respect to such securities. No Units shall be granted and no shares of Stock shall be issued in settlement of the Units granted hereunder if the grant and/or issuance would constitute a violation of any applicable U.S. federal, provincial, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful grant of the Units or the issuance of any shares of Stock in settlement of the Units granted hereunder shall relieve the Company of any liability in respect of the failure to grant the Units or issue such shares of Stock as to which such requisite authority shall not have been obtained. As a condition to the grant of the Units or the issuance of the shares of Stock in settlement of the Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation in the Participant's country of residence (and country of employment, if different) and to make any representation or warranty with respect thereto as may be requested by the Company.

In addition, as a condition to the grant of the Award, the Participant agrees to repatriate all payments attributable to the shares of Stock and/or cash acquired under the Plan (including, but not limited to, dividends, dividend equivalents and any proceeds derived from the sale of the shares of Stock acquired pursuant to the Restricted Stock Units) if required by and in accordance with local foreign exchange rules and regulations in the Participant's country of residence (and country of employment, if different). In addition, the Participant also agrees to take any and all actions, and consents to any and all actions taken by the Company and the Employer, as may be required to allow the Company and the Employer to comply with local laws, rules and regulations in the Participant's country of residence (and country of employment, if different).

4.VESTINGS OF UNITS AND ISSUANCE OF SHARES.

4.1Normal Vesting. Except as provided in Section 4.3, the Units shall vest and become Vested Units as provided in the vesting schedule set forth in the Grant Notice (any Units which are not Vested Units shall be referenced hereunder as "Unvested Units").

4.2Forfeiture. In the event that Participant’s Service terminates for any reason or no reason, with or without Cause, the Participant shall cease vesting in the Units subject to this Award, shall immediately forfeit all Unvested Units and shall not be entitled to any payment with respect to such Unvested Unit. For purposes of the foregoing, the Participant’s termination date shall be the earlier of: (a) the date on which the Participant ceases to render actual Service; (b) the date on which the Participant first is provided with notice of termination of Service; or (c) the first date of any statutory notice period provided under local law, notwithstanding any entitlement that the Participant might have to notice, pay in lieu of notice, severance pay, or termination pay.

4.3Acceleration of Vesting Upon a Change in Control. Except as otherwise provided in that certain Agreement and Plan of Merger, dated as of April 13, 2026, by and between the Company, Amazon.com, Inc., Grapefruit Acquisition Sub I, Inc. and Grapefruit Acquisition Sub II, LLC (the “Merger Agreement”) and the Company Disclosure Letter to the Merger Agreement, in the event of a Change in Control, the vesting of the Units shall be accelerated in full and the total number of Units subject to the Award shall be deemed Vested Units effective as of the date of the Change in Control, provided that the Participant’s Service has not terminated prior to such date. For the avoidance of doubt, no Shares shall vest solely as a result of the closing of the transactions contemplated by the Merger Agreement except as otherwise provided in the Merger Agreement and the Company Disclosure Letter to the Merger Agreement.

4.4Ownership Change Event. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

4.5Age Discrimination. If the Participant is resident and/or employed in a country that is a member of the European Union, the grant of the Units and this Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the "Age Discrimination Rules"). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Agreement, the Addendum or the Plan are invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law, rules and regulations.

5.SETTLEMENT OF THE AWARD.

5.1Issuance of Shares. Subject to the provisions of Section 5.3 below, the Company shall issue to the Participant one (1) share of Stock for each Vested Unit the earlier of (a) the first day on which the sale of the share of Stock issued in settlement of the Vested Unit would not violate the Insider Trading Policy or (b) the date that is two and one-half (2½) months from the end of the calendar year in which such Unit became a Vested Unit. For purposes of this Section, "Insider Trading Policy" means the written policy of the Company pertaining to the sale, transfer or other disposition of the Company’s equity securities by members of the Board, Officers or other employees who may possess material, non-public information regarding the Company, as in effect at the time of a disposition of any shares of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 5.3.

5.2Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares of Stock acquired by the Participant pursuant to the settlement of the Award. Except as provided by the preceding sentence, a certificate for the shares of Stock as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

5.3Restrictions on Grant of the Award and Issuance of Shares. Notwithstanding the foregoing, the grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, provincial, state or foreign law with respect to such securities. The Company may, in its sole discretion, settle the Units in the form of: (i) a cash payment to the extent settlement in shares of Stock (1) is prohibited under local law, rules and regulations (2) would require the Participant or the Company or the Employer to obtain the approval of any governmental and/or regulatory body in the Participant's country of residence (and country of employment, if different), or (3) is administratively burdensome; or (ii) shares of Stock, but require the Participant to immediately sell such shares of Stock (in which case, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant's behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant's shares of Stock and other amounts acquired under the Plan).

5.4Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

5.5Clawback. Notwithstanding any other provision of this Agreement to the contrary, by electronically accepting this Agreement and accepting the grant of the Units, the Participant agrees and consents to the application and enforcement of any clawback policy that may be implemented by the Company (whether in existence as of the Date of Grant or later adopted, and as such policy may be amended from time to time) that may apply to the Participant, any shares of Stock issued pursuant to the Units and/or any amount received with respect to any sale of any such shares of Stock, and the Participant expressly agrees that the Company may take such actions as are necessary to effectuate the enforcement of such policy without the Participant's further consent or action. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant's behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant's shares of Stock and other amounts acquired pursuant to the Units to re-convey, transfer or otherwise return such shares of Stock and/or other amounts to the Company upon the Company's enforcement of such policy. To the extent that the terms of this Agreement and any such policy conflict, then the terms of such policy shall prevail.

6.TAX MATTERS.

6.1Responsibility for Taxes. The Participant acknowledges and agrees that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant ("Tax-Related Items"), is and remains the Participant's responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges and agrees that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of shares of Stock acquired pursuant to such settlement and the receipt of any Dividend Equivalent Units and/or dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

6.2Tax Withholding. Prior to the delivery of shares of Stock upon the vesting of the Units, if the Participant's country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, then subject to compliance with applicable law and the Company’s Insider Trading Policy, and unless otherwise provided by the Company, the Participant shall satisfy the Employer’s tax withholding obligations in accordance with the mandatory sell to cover procedures established by the Company, which provide for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale of a sufficient number of whole shares of Stock otherwise issuable upon the vesting of the Units that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items. In the event the withholding requirements are not satisfied through the sale of shares of Stock by the Company, no shares of Stock will be issued to the Participant (or the Participant's estate) upon vesting of the Units unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items that the Company or the Employer determines, in its sole discretion, must be withheld or collected with respect to such Units.

If the Participant relocates to another jurisdiction during the lifetime of the Participant's Units, the Participant will be responsible for notifying the Company of such relocation and shall be responsible for compliance with all applicable tax requirements. If the Participant is subject to taxation in more than one (1) jurisdiction, the Participant acknowledges and agrees that the Company and the Employer may be required to withhold or account for Tax-Related Items in more than one (1) jurisdiction. By accepting the grant of Units, the Participant expressly consents to the sale of shares of Stock as provided for hereunder. All other Tax-Related Items related to the Units and any shares of Stock delivered in payment thereof are the Participant's sole responsibility.

7.ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. The Committee in its sole discretion, may also make such adjustments in the terms of any Award to reflect, or related to, such changes in capital structure of the Company or distributions as it deems appropriate. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

8.RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE, OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares of Stock which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares of Stock (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 3.3 and Section 7. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

9.LEGENDS.

The Company may at any time place legends referencing any applicable federal, provincial, state or foreign securities law restrictions on all certificates representing the shares of Stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of Stock acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

10.MISCELLANEOUS PROVISIONS.

10.1Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Participant’s rights under this

Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. For greater certainty, notwithstanding any other provision of this Agreement, the Committee may in its sole and absolute discretion and without the consent of the Participant amend the Agreement, to take effective retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Agreement to any present or future law, regulation or rule applicable to the Plan. No amendment or addition to this Agreement shall be effective unless in writing.

10.2Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

10.3Not a Public Offering. The grant of the Units is not intended to be a public offering of securities in the Participant's country of residence (or country of employment, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Units is not subject to the supervision of the local securities authorities.

10.4Not Director Consideration. The Units, the shares of Stock subject to the Units and the income and value of same, are not granted as consideration for, or in connection with, the service Participant may provide as a director of a Subsidiary of the Company.

10.5Insider Trading/Market Abuse Laws. The Participant's country of residence (and country of employment, if different) may have insider trading and/or market abuse laws that may affect the Participant's ability to acquire or sell shares of Stock under the Plan during such times the Participant is considered to have "inside information" (as defined under applicable laws). These laws may be the same or different from any Company insider trading policy. The Participant acknowledges and agrees that it is the Participant's responsibility to be informed of and compliant with such regulations, and the Participant is advised to speak to the Participant's personal advisor on this matter.

10.6Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

10.7Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, the Information Statement and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 10.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and the Grant Notice described in Section 10.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke the Participant's consent to the electronic delivery of documents described in Section 10.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 10.5(a).

10.8Integrated Agreement. The Grant Notice, this Agreement and the Plan together with any employment, service or other agreement between the Participant and a Participating Company referring to the Award shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Grant Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

10.9Beneficiary Designation. Subject to local laws and procedures, each Participant may file with the Company a written designation of a beneficiary who is to receive any benefit under the Plan and this Agreement to which the Participant is entitled in the event of such Participant’s death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. If a married Participant designates a beneficiary other than the Participant’s spouse, the effectiveness of such designation may be subject to the consent of the Participant’s spouse. If a Participant dies without an effective designation of a beneficiary who is living at the time of the Participant’s death, the Company will pay any remaining unpaid benefits to the Participant’s legal representative.

10.10Applicable Law. This Agreement shall be governed by the laws of the state of Delaware without regard to any choice of law rules thereof which might apply the laws of any other jurisdictions.

10.11Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12English Language. If the Participant is a resident in a country where English is not an official language, the Participant acknowledges and agrees that it is the Participant's express intent that the Grant Notice, this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Award, be drawn up in English. If the Participant has received the Grant Notice, this Agreement, the Plan or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

10.13Discretionary Nature of the Plan; No Vested Rights. The Participant acknowledges and agrees that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of Units under the Plan is a one-time benefit and does not create any contractual or other right to receive an award or benefits in lieu of an award in the future. Future awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of an award, the number of shares subject to an award, and the vesting provisions.

10.14Termination Indemnities/Severance Pay. The Participant’s participation in the Plan is voluntary. The value of the Units granted pursuant to this Agreement under the Plan is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any, and is not part of normal or expected compensation for purposes of calculating any wages, severance, resignation, pay in lieu of notice, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

10.15Addendum to Agreement. Notwithstanding any provision of this Agreement to the contrary, the Units shall be subject to any special terms and conditions for the Participant's country of residence (and country of employment, if different) as set forth in the addendum to the Agreement, attached hereto as Exhibit A (the "Addendum"). Further, if the Participant transfers his/her residence and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant's transfer). The Addendum shall constitute part of this Agreement.

10.16Additional Terms and Conditions: The Company reserves the right to impose other requirements on the Award, any shares of Stock acquired pursuant to the Units and the Participant's participation in the Plan to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

10.17Severability: The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

10.18Entire Agreement: This Agreement, the Plan, the country-specific Addendum (if applicable) and the rules and procedures adopted by the Committee contain all of the provisions applicable to the Units and no other statements, documents or practices may modify, waive or alter such provisions unless expressly set forth in writing, signed by an authorized officer of the Company and delivered to the Participant. The various provisions of this Agreement, the Plan, and the Rules and procedures adopted by the Committee are severable, and if any provision thereof is held to be unenforceable by any court of competent jurisdiction, then such unenforceability shall not affect the enforceability of the remaining provisions thereof. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant's personal legal and tax obligations under local laws, rules and regulations in the Participant's country of residence (and country of employment, if different).

11.CONSENT TO COLLECTION/PROCESSING/TRANSFER OF PERSONAL DATA.
11.1 Background. The Company is located at 1351 Holiday Square Blvd, Covington, Louisiana 70433, U.S.A. and awards Units under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s award of Units under the Plan and its ongoing administration of such awards, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the award of the Units, the Participant expressly and explicitly consents to the Personal Data Activities as described herein.

11.2 Data Collection and Usage. The Company collects, processes and uses the Participant’s personal data, including the Participant’s name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Stock or directorships held in the Company, and details of all Units or any other awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In awarding the Units under the Plan, the Company will collect, process and use the Participant’s personal data for purposes of allocating shares of Stock and implementing, administering and managing the Plan. Depending on applicable country-specific requirements as further identified in the Addendum, the Company’s legal basis for the collection, processing and usage of the Participant’s personal data may be for the Company’s legitimate business purpose, which includes the performance of an employment related contract for compensation and benefits, and/or the Participant’s consent.

11.3 Stock Plan Administration Service Providers. The Company transfers the Participant’s personal data to Siebert, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for the Participant to receive and trade shares of Stock acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.

11.4 International Data Transfers. The Company and the Stock Plan Administrator are based in the United States, such that the Participant’s personal data will be transferred to the United States as part of the administration and management of the Plan. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. As such, the Company will only transfer the Participants’ personal data to the United States under a data transfer mechanism that addresses data protection laws, including in accordance with the Company’s binding corporate rules and/or other appropriate mechanisms such as data transfer agreements.

11.5 Voluntariness and Consequences of Consent Denial or Withdrawal. To the extent that the Participant’s participation in the Plan is based on the Participant’s grant of consent, it is purely voluntary. The Participant may deny or withdraw the Participant's consent at any time understanding, however, that such denial or withdrawal will not have retroactive effect. If the Participant does not consent, or if the Participant later withdraws the Participant’s consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment with the Employer or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan.

11.6 Data Subject Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to request the exercise of the Participant’s rights, the Participant should email hr@globalstar.com.

BY ACCEPTING THIS AWARD ELECTRONICALLY, THE PARTICIPANT HEREBY EXPRESSLY ACCEPTS AND AGREES TO THE TERMS AND CONDITIONS GOVERNING THE UNITS AS REFLECTED IN THE GRANT NOTICE, THIS AGREEMENT, THE ADDENDUM AND THE PLAN.

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[End of Agreement]

EXHIBIT A
ADDENDUM TO THE
GLOBALSTAR, INC.
RESTRICTED STOCK UNITS AGREEMENT
NON-U.S. PARTICIPANTS

In addition to the terms and conditions set forth in the Agreement, the Award is subject to the following terms and conditions. All defined terms contained in this Addendum shall have the same meaning as set forth in the Agreement and the Plan or defined hereunder. If the Participant is employed in a country identified in the Addendum, the additional terms and conditions for such country shall apply. If the Participant transfers residence and/or employment to a country identified in the Addendum, the additional terms and conditions for such country shall apply to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local law, rules and regulations or to facilitate the operation and administration of the Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant's transfer).

AUSTRALIA

1.Breach of Law. Notwithstanding anything to the contrary in the Agreement or the Plan, the Participant will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.

2.Securities Law Information. The grant of the Award is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order 14/1000. Participation in the Plan and the Award granted under the Plan is subject to the terms and conditions stated in the Australian Offer Document, in addition to the Agreement and the Plan.

3.Tax Information. The Plan is a program to which Subdivision 83 A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).

ARGENTINA
1. Securities Law Notice. Neither the grant of the Units, nor the issuance of shares of Stock subject to the Units, constitutes a public offering in Argentina. The grant of Units pursuant to the Plan is a private placement and not subject to any filing or disclosure requirements in Argentina.

BRAZIL
1. Labor Law Acknowledgment. The Participant agrees, for all legal purposes, (a) the benefits provided under the Grant Notice, the Agreement and the Plan are the result of commercial transactions unrelated to the Participant’s employment with the Employer; (b) the Grant Notice, the Agreement and the Plan are not a part of the terms and conditions of the Participant’s employment with the Employer; and (c) the income from the Units, if any, is not part of the Employee’s remuneration from employment with the Employer.

CANADA
1. Settlement in Shares. Notwithstanding anything to the contrary in the Grant Notice, Agreement, Addendum or the Plan, the Award shall be settled only in shares of Stock (and may not be settled in cash).

2. English Language. To the extent the Participant is a resident of Quebec, the parties to the Agreement acknowledge that it is their express wish that the Grant Notice, the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

3. Securities Law Information. The Participant is permitted to sell shares of Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Stock acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the shares of Stock are listed. The shares of Stock are currently listed on the New York Stock Exchange MKT LLC.

ESTONIA
1. English Language. The parties to the Agreement acknowledge that it is their express wish that the Grant Notice, the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Lepinguosalised tunnistavad, et nad on selgesõnaliselt soovinud, et toetusteade, leping, samuti kõik dokumendid, teated ja kohtumenetlused, mis on sõlmitud, antud või algatatud käesoleva lepingu alusel või mis on sellega otseselt või kaudselt seotud, koostatakse inglise keeles .

FRANCE
1. English Language. The parties to the Agreement acknowledge that it is their express wish that the Grant Notice, the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

GABON

1. English Language. To the extent the Participant is a resident of Libreville, the parties to the Agreement acknowledge that it is their express wish that the Grant Notice, the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

2. Securities Law Notice. Neither the grant of the Units, nor the issuance of shares of Stock subject to the Units, constitutes a public offering in Gabon. The grant of Units pursuant to the Plan is a private placement and not subject to any filing or disclosure requirements in Gabon.

GREECE

No country-specific provisions.

MEXICO
1.Labor Law Acknowledgment and Policy Statement. The Participant expressly recognizes and acknowledge that participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Participant's free and voluntary decision to participate in the Plan in accordance with the terms and conditions of the Plan, the Agreement and this Addendum. As such, the Participant acknowledges and agrees that the Company may, in its sole discretion, amend and/or discontinue the Participant's participation in the Plan at any time and without any liability. The value of the Award is an extraordinary item of compensation outside the scope of any the Participant's employment contract, if any. The Award is not part of the Participant's regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Participant's Employer in Mexico.

1.Plan Document Acknowledgment. By accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement, including this Addendum, which the Participant has reviewed. The Participant further acknowledges that the Participant accepts all the provisions of the Plan and the Agreement, including this Addendum.

NEW ZEALAND

1. Securities Law Notice. Warning: This is an offer of rights to receive shares of Stock underlying the Award. Shares of Stock provide the Participant with an ownership stake in the Company. The Participant may receive a return if dividends are paid on the shares of Stock. If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors and holders of preferred shares (if any) have been paid. The Participant may lose some or all of the Participant's investment. New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Participant may not be given all of the information that usually is required. The Participant also may have fewer other legal protections for this investment.

The Participant should ask questions, read all documents carefully, and seek independent financial advice in conjunction with the Participant's receipt of the Award.

The shares of Stock are quoted and approved for trading on the New York Stock Exchange under the symbol "GSAT". This means that the Participant becomes vested in the Award and receives shares of Stock, the Participant can sell the shares of Stock on the New York Stock Exchange if there are buyers for them. If the Participant sells shares of Stock, the sales price the Participant receives may vary depending on a variety of factors, including (but not limited to) the financial condition of the Company.

For information on risk factors impacting the Company’s business that may affect the value of the shares of Stock, the Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at https://investors.globalstar.com/?_ga=2.12991102.89541073.1639697918-1778997409.1639697918.

For more details on the terms and conditions of the Award, please refer to this Agreement, the Plan and the prospectus which are available on the Company’s intranet at: www.siebert.com and free of charge on request via email to hr@globalstar.com.

As noted above, the Participant should carefully read the materials provided before making a decision whether to participate in the Plan. The Participant should also contact the Participant's personal legal and tax advisors for specific information concerning the Participant's personal situation with regard to Plan participation.

PERU
1. Securities Law Information. The grant of the Award is considered a private offering in Peru; therefore, it is not subject to registration. For more information concerning this offer, please refer to the Plan, the Agreement, and any other grant documents made available by the Company. For more information regarding the Company, please refer to the Company's most recent annual report on Form 10-K available at www.sec.gov, as well as on the Company's website at https://investors.globalstar.com/financial-information/sec-filings

2. Labor Law Acknowledgement. By accepting the Award, the Participant acknowledges that the Award has been granted ex gratia.

RWANDA

No country-specific provisions.

South Korea

No country-specific provisions.

SPAIN
1. Acknowledgement of Discretionary Nature of the Plan; No Vested Rights.

By accepting the Award, the Participant consents to participation in the Plan and acknowledges receipt of a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion granted Units under the Plan to individuals who may be employees of the Company or a Participating Company throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of the Participating Companies on an ongoing basis. Consequently, the Participant understands that the Units are granted on the assumption and condition that the Units and the shares of Stock acquired upon settlement of the Units shall not become a part of any employment contract with the Employer and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that this grant would not be made to him/her but for the assumptions and conditions referenced above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason the Award shall be null and void.

The Participant understands and agrees that, as a condition of the Award, unless otherwise provided in Section 4 of the Agreement, any unvested Units as of the date the Participant ceases active Service will be forfeited without entitlement to the underlying shares of Stock or to any amount of indemnification in the event of termination of employment. The Participant acknowledges that he/her has read and specifically accepts the conditions referred to in the Agreement regarding the impact of a termination of employment on the Units.

2. Termination for Cause. Notwithstanding anything to the contrary in the Plan, the Agreement or the Grant Notice, "Cause" shall be as defined as set forth in the Agreement, regardless of whether the termination of employment is considered a fair termination (i.e., "despido procedente") under Spanish legislation.

3. Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the Award. The Plan, the Agreement, the Grant Notice and any other documents evidencing the grant of the Award have not, nor will they be, registered with the Comisión Nacional del Mercado de Valores, and none of those documents constitutes a public offering prospectus.

* * * * *

[End of Addendum]

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